                              CONSULTING AGREEMENT
                              --------------------

     AGREEMENT  effective as of the 1st of June,  2002, by and between  GulfWest
Energy  Inc.,  hereinafter  called  the  Employer,  and  Marshall  A. Smith III, hereinafter called the Consultant.

     1.  Employment.  Employer  hereby employs the Consultant and the Consultant hereby accepts employment upon the terms and conditions hereinafter set forth.

     2. Term. Subject to the provisions for termination as hereinafter provided, the term of this  Agreement  shall be for a period  commencing on the 1st day of
June, 2002 and ending the 30th day of September, 2004.

     3.  Compensation.  For all services  rendered by the Consultant  under this
Agreement,  the Employer shall pay the Consultant $150,000 annually,  increasing as deemed  appropriate  by the  Employer's  compensation  committee.  Also,  the
Consultant will receive $25,000 annual  contribution to a life insurance account and this will be paid monthly, beginning June 1, 2002.

     4.  Stock   Options/Warrants.   The   Consultant   will  be  awarded  stock
options/warrants  based upon performance and with the approval of the Employer's
Board of Directors.

     5. Medical Insurance. The Consultant shall be entitled to coverage pursuant to the terms and  provisions  of  Employer's  Medical/Hospitalization  insurance coverage and such other prerequisites as are generally available to Employees of the Employer.

     6.  Duties.  The  Consultant  is engaged  by the  Employer  to provide  the following services:

          a. Acquisitions:  Contact professionals in the oil and gas business on
     behalf  of  Employer,   seeking  oil  and  gas   properties   and  drilling
     opportunities for Employer to acquire.

          b.   Negotiations:   Under  terms  approved  by  Employer,   negotiate
     acquisitions as required in order to define terms of a pending acquisition, without committing the Employer to any deal, fee or other commitment of any kind  without  first  obtaining  the  approval of the  Employer's  Board of
     Directors.

          c. Financial  Consulting:  Work with  Employer's  representatives  and
     Board of Directors to review debt and equity financing proposals; negotiate with  Employer  on terms of  specific,  potential  financing;  and,  advise
     Employer on such financial arrangements, as Employer deems appropriate.

          d. The precise  services of the Consultant may be specified or changed from time to time at the direction of the Board of Directors of Employer.

     7. Extent of  Services.  The  Consultant  shall devote as much of his time, attention  and energies to the business of the Employer as shall be necessary in the reasonable determination of the Board of Directors of Employer, to carry out the duties  and  responsibilities  delegated  to  Consultant  by  Employer,  but
Consultant shall not be precluded from engaging in other business  activities so
long  as  such  additional   business  activities  do  not,  in  the  reasonable
determination of the Board of Directors of Employer, conflict with the interests of Employer,  whether or not such business  activity is pursued for gain, profit or other pecuniary advantages.

     8.  Disclosure  of  Information.   Consultant  will  make  no  unauthorized
disclosure of any  Employer's  trade secrets or  confidential  information,  the disclosure of which would be detrimental  to Employer.  In the event of a breach or threatened breach by the Consultant of the provisions of this paragraph,  the
Employer  shall be entitled to an injunction  restraining  the  Consultant  from disclosing such information, in whole or in part, or from rendering any services to any  person,  firm,  corporation,  association  or other  entity to whom such information,  in whole or in part,  has been  disclosed or is  threatened  to be disclosed.  Nothing herein shall be construed as  prohibiting  the Employer from pursuing  any  other  remedies  available  to the  Employer  for such  breach or threatened breach, including the recovery of damages from the Consultant.

     9. Expenses.  The Consultant is authorized to incur reasonable expenses for promoting  the  business of the  Employer,  including an  automobile  allowance, entertainment,  travel and  similar  items.  The  Employer  will  reimburse  the
Consultant for all such expenses upon the  presentation by the Consultant,  from time to time, of an itemized  account of such  expenditures  and its approval by the Employer.

          10. Vacations. Not applicable.

     11.  Disability.  If the  Consultant  is unable to perform his  services by reason of  illness  or  incapacity  for a  continuous  period of more than three months,  the  compensation  otherwise  payable  to him shall  cease  during  the
continued  period  of  such  illness  or  incapacity.   The  Consultant's   full
compensation  shall be reinstated  upon his return and the discharge of his full duties hereunder.  Notwithstanding anything herein to the contrary, the Employer may terminate this  Agreement at any time after the  Consultant  shall be absent from his employment,  for whatever cause,  for a continuous  period of more than three months,  and all obligation of the Employer hereunder shall cease upon any such termination.

     12. Death During Employment.  If the Consultant dies during the term of his employment,  the  Employer  shall  pay  to the  estate  of  the  Consultant  the compensation which would otherwise be payable to the Consultant up to the end of the month in which the Consultant's death occurs.

     13. Notices. Any notice of termination of the Agreement shall be sufficient if in writing, and if sent by certified mail to his residence in the case of the
Consultant, or to its principal offices in the case of the Employer.

     14.  Termination.  The  Employer  shall  have the  right to  terminate  the employment of Consultant at any time for cause. As used herein, the term "Cause"
is defined to mean (a) willful  action  intended by the  Consultant to adversely impact the Employer or (b) the conviction of Consultant of a felony.  Consultant may  terminate  this  agreement  at any time by the giving of ninety  (90) days'
prior written  notice to Employer,  in which case Employer shall be obligated to pay  Consultant  all  compensation  accrued  through the  effective  date of the termination of the employment,  after which neither party shall have any further rights or obligations except the obligation of Consultant described in paragraph
7 and 13 hereof.

     15.  Waiver  of  Breach.  The  waiver  by the  Employer  of a breach of any provision of this Agreement by the Consultant  shall not operate or be construed as a waiver of any subsequent breach by the Consultant.

     16.  Assignment.  The rights and  obligations of the Consultant  under this
Agreement  shall not be  assignable  without  the prior  written  consent of the
Employer, which consent may be withheld at the discretion of the Employer.

     17.  Attorney's  Fees.  If either  party  hereto is  required to retain the services of legal counsel to enforce its rights hereunder,  the party prevailing in any such  proceeding  shall be entitled to  reimbursement  of its  reasonable legal expenses incurred.

     18.  Additional  Compensation  to  Consultant in the Event of the Change of
Control  of the  Board of  Directors  of  Employer.  In the event of a change of control,  the Consultant will have the option to continue as a Consultant of the
Company under the terms of the  Agreement or receive a lump-sum  cash  severance payment  equal to 200% of his  annual fee for the year  following  the change of control,  it being  understood by Employer that  Consultant  would not otherwise commit to provide his  services to Employer  upon the Terms and  conditions  set forth herein.  Such additional  sums shall be paid to Consultant  within fifteen
(15) business days from the written  demand  therefor by  Consultant.  Any stock options or warrants held by the Consultant  will become vested in the Event of a
Change of Control and will remain valid for their duration.

     A "change of control" is defined  as: (i) an  acquisition  (other than from the Company) by an individual,  entity or a group  (excluding  the Company,  its subsidiaries,  a related  Consultant  benefit plan or a  corporation  the voting stock of which is beneficially  owned following such  acquisition 50% or more by the  Company's  stockholders  in  substantially  the same  proportions  as their holdings in the Company prior to such  acquisition)  of beneficial  ownership of
50% or more of the Company's  voting  stock;  (ii) a change in a majority of the
Board of  Directors  (excluding  any  persons  approved  by a vote of at least a majority of the incumbent  Board other than in connection with a proxy contest);
(iii)  the  approval  by  the  stockholders  of  a  reorganization,   merger  or
consolidation (other than a reorganization, merger or consolidation in which all or  substantially  all of the stockholders of the Company receive 50% or more of the voting stock of the surviving  company);  or (iv) a complete  liquidation or dissolution  of the  Company or the sale of all,  or  substantially  all, of its assets.

     19. Entire Agreement.  This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom  enforcement or any waiver,  change,  modification  or discharge is sought.

     IN WITNESS WHEREOF,  the parties have executed this Agreement the 30the day of May, 2002, but effective the 1st day of June, 2002.

                                    EMPLOYER:

                              GULFWEST ENERGY INC.

                                   By: \s\  John E. Loehr
                                   ---------------------------------------------
                                   John E. Loehr
                                   On behalf of the  Compensation  Committee of
                                   the Board of Directors

                              GULFWEST ENERGY INC.

                                   By:  \s\ Thomas R.Kaetzer
                                   ------------------------------------------------
                                   Thomas R.Kaetzer
                                   President and Chief Executive Officer

                                   CONSULTANT:

                                  \s\  Marshall A. Smith III